EXHIBIT 23.1
CONSENT OF CURRENT INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-125468) and Form S-3 (File Nos. 333-141055, 333-134616 and 333-128693) of Xenonics Holdings, Inc. of our report dated December 17, 2007, with respect to our audit of the consolidated financial statements of Xenonics Holdings, Inc. and subsidiary as of September 30, 2007 and for the year ended September 30, 2007.
Singer Lewak Greenbaum & Goldstein LLP
Irvine, CA
December 17, 2007